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                                                                                                                        EXHIBIT 5(c)

AMERICAN
  |GENERAL
  |FINANCIAL GROUP

AMERICAN GENERAL LIFE INSURANCE COMPANY
Member American General Financial Group
Annuity Administration
P.O. Box 1401, Houston, TX  77251-1401                                                          PLATINUM INVESTOR VARIABLE ANNUITY
(800) 360-4268 . Fax (713) 831-3701                                                            SPECIAL DOLLAR COST AVERAGING PLANS
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SECTION I:  ENROLLMENT
Please transfer entire amount allocated to the Fixed Account in equal monthly amounts over the period indicated below:
[_]  6 MONTHS -- 6-Month Dollar Cost Averaging (DCA)   OR   [_] 12 MONTHS -- 12-Month Dollar Cost Averaging (DCA)

Balances in the 1-Year Guarantee Period that are subject to the Special Dollar Cost Averaging Plan, pursuant to this service form, will earn interest at the rate of _____%, which represents an increase of _____% over the 1-Year Guarantee Period interest rate currently offered.

TO INITIATE A SPECIAL DOLLAR COST AVERAGING
FOR NEW CONTRACTS:
 . Select your initial allocations in Section 6 of the PLATINUM INVESTOR Variable Annuity Application (L9223), allocating the desired percentage to the Fixed Account.
 . In lieu of the Dollar Cost Averaging section of the application, complete this service form to begin a Special Dollar Cost
  Averaging Plan from the Fixed Account.
 . Submit this service form with your Application.
FOR EXISTING CONTRACTS--CONTRACT # VA________________________:
 . Complete this service form and submit it with an additional  purchase payment.
 . The entire additional payment will be applied toward the Fixed Account and transferred into the specified Division(s) as indicated in Section II.
 . Additional payments may not be invested into the Special Dollar Cost Averaging Plan while an existing Special Dollar Cost
  Averaging Plan or any other dollar cost averaging plan, or Automatic Rebalancing option is active.
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SECTION II:  INVESTMENT ALLOCATIONS
Please apply the monthly transfer to the Division(s) as indicated below: (Use only whole percentages. Total allocation must equal
100%.)

AIM VARIABLE INSURANCE FUNDS, INC.                                       J.P. MORGAN SERIES TRUST II
  AIM V.I. International Equity Division (143)         -------%            J.P. Morgan Small Company Division (215)       -------%
  AIM V.I. Value Division (144)                        -------%          MFS VARIABLE INSURANCE TRUST
AMERICAN CENTURY VARIABLE PORTFOLIOS, INC.                                 MFS Capital Opportunities Division (203)       -------%
  VP Value Division (209)                              -------%            MFS Emerging Growth Division (156)             -------%
AYCO SERIES TRUST                                                          MFS New Discovery Division (204)               -------%
  Ayco Large Cap Growth Fund I Division (216)          -------%            MFS Research Division (202)                    -------%
DREYFUS INVESTMENT PORTFOLIO                                             NEUBERGER BERMAN ADVISORS MANAGEMENT TRUST
  MidCap Stock Division (211)                          -------%            Mid-Cap Growth Division (208)                  -------%
THE DREYFUS SOCIALLY RESPONSIBLE GROWTH                                  NORTH  AMERICAN FUNDS VARIABLE PRODUCTS SERIES I
  FUND, INC. Division (149)                            -------%            International Equities Division (145)          -------%
DREYFUS VARIABLE INVESTMENT FUND                                           MidCap Value Division (146)                    -------%
  Small Cap Division (155)                             -------%            Money Market Division (147)                    -------%
  Quality Bond Division (153)                          -------%            Nasdaq-100 Index  Division (223)               -------%
FIDELITY VARIABLE INSURANCE PRODUCTS FUND                                  Science & Technology Division (213)            -------%
  VIP Asset Manager Division (201)                     -------%            Small Cap Index Division (212)                 -------%
  VIP Contrafund Division (169)                        -------%            Stock Index Division (148)                     -------%
  VIP Equity-Income Division (167)                     -------%          PIMCO VARIABLE INSURANCE TRUST
  VIP Growth Division (168)                            -------%            PIMCO Real Return Bond Division (221)          -------%
FRANKLIN TEMPLETON VARIABLE INSURANCE PRODUCTS TRUST                       PIMCO Short-Term Bond Division (220)           -------%
  Templeton Asset Strategy Division (161)              -------%            PIMCO Total Return Bond Division (222)         -------%
  Templeton International Securities Division (162)    -------%          PUTNAM VARIABLE TRUST
JANUS ASPEN SERIES - SERVICE SHARES                                        Putnam VT Growth and Income Division (218)     -------%
  Aggressive Growth Division (207)                     -------%            Putnam VT International Growth and
  International Growth Division (156)                  -------%            Income Division (219)                          -------%
  Worldwide Growth Division (206)                      -------%
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L 8966-PI 0900                                                  Page 1 of 2                                               VAGFRMDCAG
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SECTION II:  INVESTMENT ALLOCATIONS CONTINUED

SAFECO RESOURCE SERIES TRUST                                             VAN KAMPEN LIFE INVESTMENT TRUST
  Equity Division (159)                                -------%            Strategic Stock Division (163)                 -------%
  Growth Opportunities Division (160)                  -------%          WARBURG PINCUS TRUST
THE UNIVERSAL INSTITUTIONAL FUNDS, INC.                                    Small Company Growth Division (214)            -------%
  Equity Growth Division (157)                         -------%            Other______________________________            -------%
  High Yield Division (158)                            -------%

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SECTION III:  SIGNATURES

Your signature below indicates you have received a PLATINUM INVESTOR VARIABLE ANNUITY Contract and Fund Prospectuses and authorizes your request to begin the Special Dollar Cost Averaging Plan. All transactions will be confirmed. Please review the information on your confirmation statements carefully. All errors or corrections must be reported to American General Life Insurance Company
("AGL") immediately to assure proper crediting. AGL will assume all transactions are accurate unless notified within 30 days.

You may elect to terminate your Special Dollar Cost Averaging Plan by calling or writing AGL. The termination will become effective prior to the next transfer following such notification. Upon termination, you will no longer receive the increased interest rate.
AGL may delay processing any additional transfer or liquidation request if received on the date of a scheduled Special Dollar Cost
Averaging Plan transfer. In addition, AGL reserves the right to discontinue, modify, or amend this offer at any time. Any changes made to this offer will not affect Contract Owners currently participating in a Special Dollar Cost Averaging Plan.


    _____________________________________________________________       ________________________________________________________
                        SIGNATURE OF OWNER                                       SIGNATURE OF JOINT OWNER (IF APPLICABLE)

    ______________________________________________________________      _________________________________________________________
                         PRINT OWNER NAME                                         PRINT JOINT OWNER NAME (IF APPLICABLE)

    _____________________________________________________________       _________________________________________________________
                  SOCIAL SECURITY NUMBER OF OWNER                          SOCIAL SECURITY NUMBER OF JOINT OWNER (IF APPLICABLE)

    -------------------------------------------------------------       ----------------------------------------------------------
                     PRINT LICENSED AGENT NAME                                                  PHONE NUMBER/DATE





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8966-PI 0900                                                    Page 2 of 2                                               VAGFRMDCAG
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